Lithia Schedules Release of Fourth Quarter and Full Year 2013 Results

MEDFORD, OR -- (Marketwired - January 16, 2014) - Lithia Motors, Inc. (NYSE: LAD) announced its fourth quarter and full year 2013 earnings will be released before the market opens on Wednesday, February 19, 2014. A conference call to discuss the earnings results is scheduled for the same day at 10:00 a.m. Eastern Time.

How to Participate
The conference call may be accessed by telephone at (877) 407-8029. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 28 brands of new vehicles and all brands of used vehicles at 94 stores in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
VP Finance and Controller
(541) 618-5748